UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54358	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 110

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2015, we entered into Subscription Agreements (each, a “Subscription Agreement,” and, collectively, the “Subscription Agreements”) with three accredited investors (the “Purchasers”) relating to the issuance and sale (the “Offering”) of an aggregate of 14,946,119 units (each, a “Unit,” and, collectively, the “Units”) at a purchase price per Unit of $0.1375, with each Unit consisting of: (i) one share of our common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant (each, a “Warrant,” and, collectively, the “Warrants”) to acquire one share (collectively, the “Warrant Shares”) of our Common Stock at an exercise price of $0.20625 per share pursuant to the terms of the Subscription Agreements. To date, we received $2,055,000 from the sale of the Units, and may receive additional proceeds if and when the Warrants are exercised.

The Subscription Agreements contain customary representations, warranties, and covenants by, among, and for the benefit of the parties.

The proceeds from the Offering are intended to be used for general corporate purposes.

The Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act (in that the Units, the shares of Common Stock, the Warrants, and the Warrant Shares were sold by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The Units, the shares of Common Stock, the Warrants, and the Warrant Shares are restricted securities that have not been registered under the Act, and will not be registered under the Act, and may not be offered or sold absent registration or applicable exemption from the registration requirements.

Warrants

In connection with the Offering, we issued to the Purchasers three-year Warrants exercisable for the purchase of an aggregate of 14,946,119 shares of Common Stock at a cash exercise price of $0.20625 per share. The Warrants may be exercised in whole, but not in part – 14,545,455 Warrant Shares, 218,182 Warrant Shares, and 182,482 Warrant Shares, respectively.

The description of certain terms and conditions of the Form of the Subscription Agreement and Form of Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full texts of the Form of Subscription Agreement and Form of Warrant, which will be filed as Exhibit 10.26, and Exhibit 4.6, respectively, to the next quarterly report or registration statement we file with the Securities and Exchange Commission.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

As previously disclosed in our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 20, 2014, we sold 5% Original Issue Discount Senior Secured Convertible Promissory Notes (the “Notes”) to Dominion Capital LLC (“Dominion”). Pursuant to the Registration Statement, Dominion converted certain of the debt into shares of our Common Stock. Subsequent to the filing of our Annual Report on Form 10-K, certain of the debt was converted and shares were issued pursuant to the provisions Section 3(a)(9) of the Act, rather than the Registration Statement. In that context, we issued 430,216 shares for interest conversion on May 27, 2015 (approximately $0.13 per share), and 2,441,933 shares for principal conversion on June 2, 2015 (approximately $0.11 per share). The issuance of these shares of Common Stock was exempt from registration pursuant to the provisions Section 3(a)(9) of the Securities Act of 1933, as amended. These shares are restricted securities that may not be offered or sold absent the prior Registration Statement being amended (now that we have filed our 10-K) or Dominion using an exemption therefrom, such as Rule 144.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: June 12, 2015	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer